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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form F-1 (File No. 333-63649) of our report dated May 12, 1998, on our audits of the consolidated financial statements of James Hardie N.V. and Subsidiaries as of March 31, 1997 and 1998, and for the three years in the period ended March 31, 1998. We also consent to the reference to our firm under the caption "Experts".

Sydney, Australia
March 2, 1999

/s/ PricewaterhouseCoopers
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    PricewaterhouseCoopers